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                                November 4, 1999




Advanced Energy Industries, Inc.
1625 Sharp Point Drive
Fort Collins, CO  80525


Ladies and Gentlemen:

         We have acted as counsel for Advanced Energy Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (as may be amended or supplemented, the "Registration Statement"), relating to the issuance and sale by the Company of up to $20,000,000 of convertible subordinated notes (the "Notes") and the issuance of common stock, $0.001 par value, of the Company ("Common Stock") on conversion of the Notes. The Registration Statement was filed by the Company in reliance on Rule 462(b) under the Securities Act of 1933, as amended, and incorporates by reference the contents of the Registration Statement on Form S-3 (File No. 333-87455), as amended, filed by the Company.

         You have requested our opinion with respect to the accuracy of the discussions included or incorporated by reference in the Registration Statement under the heading "Material United States Federal Income Tax Consequences."

         In our capacity as counsel for the Company, we have been furnished with and have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representative of the Company, certificates of public officials and other documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. In making such examinations, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as certified copies or photocopies; (iv) the identity and capacity of all individuals acting or purporting to act as public officials;
(v) that all representations and statements set forth in the documents submitted to us are true and correct; and (vi) that all obligations imposed by any of the documents submitted to us are enforceable in accordance with their terms.

         We have also made such investigations and have reviewed such other documents as we have deemed necessary or appropriate under the circumstances, and have made such

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Advanced Energy Industries, Inc.
November 4, 1999
Page 2


examinations of law as we have deemed appropriate for purpose of giving the opinions expressed herein.

         Based on the foregoing, we are of the following opinion:

         The statements concerning United States taxation set forth in the Registration Statement under the heading "Material United States Federal Income Tax Consequences," to the extent that such statements represent matters of law or legal conclusions, describe the material United States federal income tax consequences expected to result to a holder of Notes and/or Common Stock, subject, however, to the limitations set forth in the Registration Statement, including that the statements apply only to Notes and/or Common Stock held as capital assets, and do not purport to address all aspects of federal income taxation or all tax considerations that may be relevant to all categories of potential purchasers.

         Our opinion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations thereunder, and judicial authority and administrative rulings and practices now in effect. Changes to any of the foregoing authorities after the date of the Registration Statement could apply on a retroactive basis and affect the consequences described in the Registration Statement.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We further consent to the use of our name under the heading "Legal Matters" in the prospectus incorporated by reference in the Registration Statement.

                                                Very truly yours,

                                                /s/ Thelen Reid & Priest LLP

                                                THELEN REID & PRIEST LLP


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